Exhibit 99.1

Regional Health Properties, Inc. Announces Distribution of Series E Preferred Stock to Holders of its Common Stock

ATLANTA, GA, February 17, 2023 — Regional Health Properties, Inc. (“RHE,” the “Company,” “we,” “us” or “our”) (NYSE American: RHE) (NYSE American: RHE-PA) announced today that its Board of Directors declared a dividend of one one-thousandth (1/1,000th) of a share of the Company’s newly-designated Series E Redeemable Preferred Shares, no par value per share (the “Series E Preferred Stock”), for each outstanding share of the Company’s common stock (“Common Stock”), payable on February 28, 2023 to shareholders of record as of 5:00 p.m. Eastern Time on February 27, 2023. The outstanding shares of Series E Preferred Stock will vote together with the outstanding shares of Common Stock, as a single class, exclusively with respect to (a) any proposal submitted to holders of Common Stock to amend the Company’s Amended and Restated Articles of Incorporation to (i) make certain changes to the terms of the Company’s 10.875% Series A Cumulative Redeemable Preferred Shares and (ii) temporarily increase the authorized number of shares of the Company (including the authorized shares of the Company’s preferred stock) (the “Charter Amendment Proposal”), and (b) any proposal to adjourn any meeting of shareholders called for the purpose of voting on the Charter Amendment Proposal, and will not be entitled to vote on any other matter, except to the extent required under the Georgia Business Corporation Code. Subject to certain limitations, each outstanding share of Series E Preferred Stock will have 1,000,000 votes per share (or 1,000 votes per one one-thousandth of a share of Series E Preferred Stock).

All shares of Series E Preferred Stock that are not present in person or by proxy at any meeting of shareholders held to vote on the above-described proposals as of immediately prior to the opening of the polls on the Charter Amendment Proposal at such meeting will automatically be redeemed by the Company. Any outstanding shares of Series E Preferred Stock that have not been so redeemed will be redeemed if such redemption is ordered by the Company’s Board of Directors or automatically upon the approval by the Company’s shareholders of the Charter Amendment Proposal.

The Series E Preferred Stock will be uncertificated, and no shares of Series E Preferred Stock may be transferred by the holder thereof except in connection with a transfer by such holder of any shares of Common Stock held by such holder. In that case, a number of one one-thousandths of a share of Series E Preferred Stock equal to the number of shares of Common Stock to be transferred by such holder will be automatically transferred to the transferee of such shares of Common Stock.

Further details regarding the Series E Preferred Stock will be contained in a report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

Important Cautions Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which are beyond our control. We caution you that the forward-looking statements presented herein are not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking statements contained herein.

Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology.

A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements, including those factors discussed from time to time in our news releases, public statements and documents filed by us with the SEC from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements included herein are made only as of the date hereof, and we do not undertake any obligation to update or revise such statements to reflect any changes in expectations, or any changes in events or circumstances on which those statements are based, except as required by law.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Additional Information about the Exchange Offer and Where to Find It

In connection with the proposed exchange offer (the “proposed transaction”), RHE filed with the SEC a registration statement on Form S-4 on February 14, 2023 that includes a preliminary proxy statement and that also constitutes a preliminary prospectus. RHE also filed with the SEC a joint statement on Schedule TO/13E-3 (the “Schedule TO/13E-3”) for the proposed transaction. RHE intends to file other relevant documents with the SEC regarding the proposed transaction, including the definitive proxy statement/prospectus. The information in the preliminary proxy statement/prospectus is not complete and may be changed. This document is not a substitute for the preliminary proxy statement/prospectus or registration statement or any other document that RHE may file with the SEC. The definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of RHE. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE SCHEDULE TO/13E-3, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS IF AND WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT RHE AND THE PROPOSED TRANSACTION. Investors and security holders are able to obtain free copies of the registration statement, the Schedule TO/13E-3, the preliminary proxy statement/prospectus and all other documents containing important information about RHE and the proposed transaction, once such documents are filed with the SEC, including the definitive proxy statement/prospectus if and when it becomes available, through the website maintained by the SEC at www.sec.gov. The proxy statement/prospectus included in the registration statement and additional copies of the proxy statement/prospectus will be available for free from RHE.

Participants in the Solicitation

RHE and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of RHE, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in RHE’s proxy statement for its 2022 Annual Meeting of Shareholders, which was filed with the SEC on December 30, 2022, and RHE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 22, 2022. Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction by reading the preliminary proxy statement/prospectus, including any amendments thereto, as well as the definitive proxy statement/prospectus if and when it becomes available and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the registration statement, the preliminary proxy statement/prospectus, and the definitive proxy statement/prospectus, if and when it becomes available, carefully before making any voting or investment decisions. You may obtain free copies of these documents from RHE using the sources indicated above.

About Regional Health Properties

Regional Health Properties, Inc., a Georgia corporation, is a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term care. For more information, visit www.regionalhealthproperties.com.

Company Contact	Investor Relations
Brent Morrison, CFA	Brett Maas
Chief Executive Officer & President	Managing Partner
Regional Health Properties, Inc.	Hayden IR
Tel (678) 368-4402	Tel (646) 536-7331
Brent.morrison@regionalhealthproperties.com	brett@haydenir.com